NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
August 1, 2018

SECOND QUARTER 2018 OPERATING RESULTS
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, August 1, 2018 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and six months ended June 30, 2018. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(in thousands, except per share data)
Revenues	$155,518	$145,550	$308,353	$286,981

Net earnings available to common stockholders	$61,992	$49,447	$156,690	$101,068
Net earnings per common share	$0.40	$0.33	$1.02	$0.68

FFO available to common stockholders	$104,944	$87,884	$207,713	$166,151
FFO per common share	$0.68	$0.59	$1.35	$1.12

Core FFO available to common stockholders	$105,204	$95,425	$208,234	$183,547
Core FFO per common share	$0.68	$0.64	$1.35	$1.24

AFFO available to common stockholders	$105,303	$96,412	$208,182	$185,457
AFFO per common share	$0.68	$0.65	$1.35	$1.25

Second Quarter 2018 Highlights:

•	FFO per common share increased 15.3% over prior year results

•	Core FFO per common share increased 6.3% over prior year results

•	AFFO per common share increased 4.6% over prior year results

•	Portfolio occupancy was 98.5% at June 30, 2018 as compared to 99.2% on March 31, 2018 and 99.1% on December 31, 2017

•	Invested $140.5 million in property investments, including the acquisition of 59 properties with an aggregate 336,000 square feet of gross leasable area at an initial cash yield of 7.1%

•	Sold 13 properties for $11.9 million producing $4.1 million of gains on sales

•	Raised $129.2 million net proceeds from the issuance of 3,136,802 common shares

First Half 2018 Highlights:

•	FFO per share increased 20.5% over prior year results

•	Core FFO per share increased 8.9% over prior year results

•	AFFO per share increased 8.0% over prior year results

•	Invested $317.5 million in property investments, including the acquisition of 111 properties with an aggregate 736,000 square feet of gross leasable area at an initial cash yield of 6.9%

•	Sold 28 properties for $83.5 million producing $42.7 million of gains on sales

•	Raised $130.5 million in net proceeds from the issuance of 3,181,461 common shares

Core FFO guidance for 2018 is $2.62 to $2.66 per share. The 2018 AFFO is estimated to be $2.66 to $2.70 per share. The Core FFO guidance equates to net earnings of $1.51 to $1.55 per share, plus $1.11 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate and any charges for impairments and retirement severance costs. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Jay Whitehurst, Chief Executive Officer, commented: “National Retail Properties continued its consistent performance in the second quarter, driven by a healthy portfolio, a strong pipeline of relationship-driven acquisitions, and continued access to attractively priced capital.  We were pleased to recently announce a 5.3% increase in our dividend which will make 2018 the 29th consecutive year of increased annual dividends - a record only three publicly traded REITs can claim.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of June 30, 2018, the company owned 2,846 properties in 48 states with a gross leasable area of approximately 29.4 million square feet and with a weighted average remaining lease term of 11.5 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on August 1, 2018, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the Commission for the quarter and six months ended June 30, 2018. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Income Statement Summary

Revenues:
Rental and earned income	$151,383	$141,742	$299,987	$279,039
Real estate expense reimbursement from tenants	3,770	3,700	7,928	7,560
Interest and other income from real estate transactions	365	108	438	382
	155,518	145,550	308,353	286,981

Operating expenses:
General and administrative	8,741	8,820	17,437	17,739
Real estate	5,828	5,424	11,690	11,087
Depreciation and amortization	43,304	41,326	87,802	81,469
Impairment losses – real estate and other charges, net of recoveries	3,835	(39)	6,083	1,167
Retirement severance costs	260	7,428	521	7,428
	61,968	62,959	123,533	118,890

Other expenses (revenues):
Interest and other income	(37)	(37)	(63)	(175)
Interest expense	27,110	27,274	53,712	53,888
	27,073	27,237	53,649	53,713

Earnings before gain on disposition of real estate	66,477	55,354	131,171	114,378

Gain on disposition of real estate	4,106	3,055	42,702	17,679

Earnings including noncontrolling interests	70,583	58,409	173,873	132,057

Earnings attributable to noncontrolling interests	(10)	(381)	(19)	(372)

Net earnings attributable to NNN	70,573	58,028	173,854	131,685
Series D preferred stock dividends	—	—	—	(3,598)
Series E preferred stock dividends	(4,096)	(4,096)	(8,194)	(8,194)
Series F preferred stock dividends	(4,485)	(4,485)	(8,970)	(8,970)
Excess of redemption value over carrying value of Series D preferred shares redeemed	—	—	—	(9,855)
Net earnings available to common stockholders	$61,992	$49,447	$156,690	$101,068

Weighted average common shares outstanding:
Basic	153,811	148,373	153,428	147,655
Diluted	154,204	148,719	153,840	148,024

Net earnings per share available to common stockholders:
Basic	$0.40	$0.33	$1.02	$0.68
Diluted	$0.40	$0.33	$1.02	$0.68

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$61,992	$49,447	$156,690	$101,068
Real estate depreciation and amortization	43,223	41,247	87,642	81,311
Gain on disposition of real estate	(4,106)	(2,658)	(42,702)	(17,282)
Impairment losses – depreciable real estate, net of recoveries	3,835	(152)	6,083	1,054
Total FFO adjustments	42,952	38,437	51,023	65,083
FFO available to common stockholders	$104,944	$87,884	$207,713	$166,151

FFO per common share:
Basic	$0.68	$0.59	$1.35	$1.13
Diluted	$0.68	$0.59	$1.35	$1.12

Core Funds From Operations Reconciliation:
Net earnings available to common stockholders	$61,992	$49,447	$156,690	$101,068
Total FFO adjustments	42,952	38,437	51,023	65,083
FFO available to common stockholders	104,944	87,884	207,713	166,151

Excess of redemption value over carrying value of preferred share redemption	—	—	—	9,855
Impairment losses – non-depreciable real estate	—	113	—	113
Retirement severance costs	260	7,428	521	7,428
Total Core FFO adjustments	260	7,541	521	17,396
Core FFO available to common stockholders	$105,204	$95,425	$208,234	$183,547

Core FFO per common share:
Basic	$0.68	$0.64	$1.36	$1.24
Diluted	$0.68	$0.64	$1.35	$1.24

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$61,992	$49,447	$156,690	$101,068
Total FFO adjustments	42,952	38,437	51,023	65,083
Total Core FFO adjustments	260	7,541	521	17,396
Core FFO available to common stockholders	105,204	95,425	208,234	183,547

Straight line accrued rent	68	(229)	(930)	(904)
Net capital lease rent adjustment	234	213	462	443
Below-market rent amortization	(1,417)	(682)	(2,115)	(1,341)
Stock based compensation expense	2,290	2,245	4,435	4,825
Capitalized interest expense	(1,076)	(560)	(1,904)	(1,113)
Total AFFO adjustments	99	987	(52)	1,910
AFFO available to common stockholders	$105,303	$96,412	$208,182	$185,457

AFFO per common share:
Basic	$0.68	$0.65	$1.36	$1.26
Diluted	$0.68	$0.65	$1.35	$1.25

Other Information:
Percentage rent	$189	$198	$734	$746
Amortization of debt costs	$894	$868	$1,781	$1,727
Scheduled debt principal amortization (excluding maturities)	$132	$125	$266	$253
Non-real estate depreciation expense	$84	$81	$165	$164

2018 Earnings Guidance:
Core FFO guidance for 2018 is $2.62 to $2.66 per share. The 2018 AFFO is estimated to be $2.66 to $2.70 per share. The Core FFO guidance equates to net earnings of $1.51 to $1.55 per share, plus $1.11 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate and any charges for impairments and retirement severance costs. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

2018 Guidance
Net earnings per common share excluding any gains on sale of real estate, impairment charges or retirement severance costs	$1.51 - $1.55 per share
Real estate depreciation and amortization per share	$1.11 per share
Core FFO per share	$2.62 - $2.66 per share
AFFO per share	$2.66 - $2.70 per share
G&A expenses (excluding retirement severance costs)	$34 - $35 Million
Real estate expenses, net of tenant reimbursements	$8 - $9 Million
Acquisition volume	$500 - $600 Million
Disposition volume	$100 - $140 Million

National Retail Properties, Inc. (in thousands) (unaudited)

	June 30, 2018	December 31, 2017
Balance Sheet Summary

Assets:
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	$6,609,368	$6,418,700
Accounted for using the direct financing method	9,188	9,650
Real estate held for sale	10,463	14,311
Cash and cash equivalents	1,885	1,364
Receivables, net of allowance	2,548	4,317
Accrued rental income, net of allowance	26,118	25,916
Debt costs, net of accumulated amortization	4,781	5,380
Other assets	80,590	80,896
Total assets	$6,744,941	$6,560,534

Liabilities:
Line of credit payable	$166,700	$120,500
Mortgages payable, including unamortized premium and net of unamortized debt cost	13,000	13,300
Notes payable, net of unamortized discount and unamortized debt costs	2,448,390	2,446,407
Accrued interest payable	19,401	20,311
Other liabilities	108,339	119,106
Total liabilities	2,755,830	2,719,624

Stockholders' equity of NNN	3,988,775	3,840,593
Noncontrolling interests	336	317
Total equity	3,989,111	3,840,910

Total liabilities and equity	$6,744,941	$6,560,534

Common shares outstanding	156,990	153,577

Gross leasable area, Property Portfolio (square feet)	29,389	29,093

National Retail Properties, Inc. Debt Summary As of June 30, 2018 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$166,700	$166,700	L + 87.5 bps	2.744%	January 2022

Unsecured notes payable:
2021	300,000	298,441	5.500%	5.689%	July 2021
2022	325,000	322,649	3.800%	3.985%	October 2022
2023	350,000	348,649	3.300%	3.388%	April 2023
2024	350,000	349,549	3.900%	3.924%	June 2024
2025	400,000	399,257	4.000%	4.029%	November 2025
2026	350,000	346,648	3.600%	3.733%	December 2026
2027	400,000	398,480	3.500%	3.548%	October 2027
Total	2,475,000	2,463,673

Total unsecured debt(1)	$2,641,700	$2,630,373

Debt costs		(22,682)
Accumulated amortization		7,399
Debt costs, net of accumulated amortization		(15,283)
Notes payable, net of unamortized discount and unamortized debt costs		$2,448,390
(1) Unsecured notes payable have a weighted average interest rate of 4.0% and a weighted average maturity of 6.4 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	13,083	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	64
Debt costs, net of accumulated amortization	(83)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$13,000
(1) Includes unamortized premium

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of June 30,
	Line of Trade	2018(1)	2017(2)
1.	Convenience stores	18.8%	18.1%
2.	Restaurants – full service	12.1%	11.7%
3.	Restaurants – limited service	7.9%	7.8%
4.	Automotive service	7.7%	6.9%
5.	Family entertainment centers	6.5%	6.1%
6.	Health and fitness	5.6%	5.6%
7.	Theaters	4.8%	4.7%
8.	Automotive parts	3.6%	3.7%
9.	Recreational vehicle dealers, parts and accessories	3.1%	3.4%
10.	Wholesale clubs	2.4%	2.2%
11.	Medical service providers	2.3%	2.4%
12.	Equipment rental	1.9%	0.6%
13.	Bank	1.9%	2.6%
14.	Drug stores	1.9%	2.0%
15.	Furniture	1.8%	1.9%
16.	General merchandise	1.8%	1.9%
17.	Travel plazas	1.7%	1.9%
18.	Home improvement	1.7%	1.8%
19.	Consumer electronics	1.7%	1.8%
20.	Home furnishings	1.6%	1.6%
	Other	9.2%	11.3%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	18.2%	6.	Georgia	4.8%
2.	Florida	8.6%	7.	Tennessee	3.9%
3.	Ohio	5.5%	8.	Indiana	3.9%
4.	Illinois	5.3%	9.	Virginia	3.9%
5.	North Carolina	4.8%	10.	Alabama	3.1%
	(1) Based on the annualized base rent for all leases in place as of June 30, 2018.
	(2) Based on the annualized base rent for all leases in place as of June 30, 2017.

National Retail Properties, Inc.
Property Portfolio

Top Tenants ( ≥ 2.0%)

	Properties	% of Total(1)
7-Eleven	140	5.6%
Mister Car Wash	96	4.1%
Camping World	40	4.0%
LA Fitness	30	3.9%
GPM Investments (Convenience Stores)	151	3.7%
AMC Theatre	20	3.4%
Couche Tard (Pantry)	86	3.1%
Bell American (Taco Bell)	115	2.6%
Sunoco	61	2.5%
BJ's Wholesale Club	9	2.4%
Chuck E. Cheese's	53	2.3%
Frisch's Restaurant	74	2.0%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2018	0.6%	17	217,000	2024	2.3%	53	887,000
2019	2.4%	68	974,000	2025	4.6%	130	1,144,000
2020	3.1%	115	1,467,000	2026	5.4%	181	1,838,000
2021	4.0%	120	1,300,000	2027	8.3%	193	2,670,000
2022	6.2%	123	1,675,000	2028	5.5%	173	1,300,000
2023	2.9%	112	1,355,000	Thereafter	54.7%	1,513	13,855,000

(1)	Based on the annual base rent of $599,630,000, which is the annualized base rent for all leases in place as of June 30, 2018.

(2)	As of June 30, 2018, the weighted average remaining lease term is 11.5 years.

(3)	Square feet.